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                                                                   EXHIBIT 99.11
                                  BROWN & WOOD
                             ONE WORLD TRADE CENTER
                         NEW YORK, NEW YORK 10048-0557
                           TELEPHONE: (212) 839-5300
                           FACSIMILE: (212) 839-5599


                                            December 28, 1995


Senior High Income Portfolio, Inc.
800 Scudders Mill Road
Plainsboro, New Jersey  08536


Ladies and Gentlemen:

     We have acted as counsel for Senior High Income Portfolio, Inc. (the "Fund") in connection with the proposed merger of Senior High Income Portfolio II, Inc. ("SHIP II") and Senior Strategic Income Fund, Inc. ("Senior Strategic") with and into the Fund (the "Merger"), whereby holders of common stock of each of SHIP II and Senior Strategic will receive newly-issued shares of common stock of the Fund. This opinion is furnished in connection with the Fund's Registration Statement on Form N-14 under the Securities Act of 1933, as amended (the "Registration Statement"), relating to the shares of common stock, par value $0.10 per share, of the Fund to be issued in the Merger (the "Shares").

     As counsel for the Fund, we are familiar with the proceedings taken by it and to be taken by it in connection with the authorization and issuance of the Shares. In addition, we have examined and are familiar with the Articles of Incorporation of the Fund, as amended, the By-Laws of the Fund, as amended, and such other documents as we have deemed relevant to the matters referred to in this opinion.
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     Based upon the foregoing, we are of the opinion that subsequent to the approval of the Agreement and Plan of Merger among the Fund, SHIP II and Senior Strategic set forth in the proxy statement and prospectus constituting a part of the Registration Statement (the "Proxy Statement and Prospectus"), the Shares, upon issuance in the manner referred to in the Registration Statement for consideration not less than the par value thereof, will be legally issued, fully paid and non-assessable shares of common stock of the Fund.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Proxy Statement and Prospectus constituting parts thereof.

                                             Very truly yours,


                                         /s/ Brown & Wood

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